Exhibit 3.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into effective this ____ day of October 2018, by and between Gemini Finance Corp. (the “Seller”), Chalice Holdings, Inc. (“Assignee”) and Hightimes Holding Corp. (“Hightimes”). This Asset Purchase Agreement, including all schedules and exhibits attached hereto, is referred to as the “Agreement.”

WHEREAS, the Seller is the owner of a Secured Promissory Note, dated February 2, 2018, issued by Wisdom Apparatus and Chalice Festivals USA, both California corporations (collectively referred to herein as the “Company”), in the original principal amount of $587,500 (the “Note”) in favor of the Seller; that certain Security Agreement dated February 2, 2018 made by the Company and the Seller (the “Security Agreement’); and that certain Loan Agreement dated February 2, 2018 made by the Company and the Seller (the “Loan Agreement”). A true and correct copy of the Note, Security Agreement and Loan Agreement are attached hereto as Exhibit “A”; and

WHEREAS, the Seller delivered to the Company (i) that certain Notice of Default related to the Note, Loan Agreement and Security Agreement dated August 14, 2018 and (ii) that certain Notification of Disposition of Collateral dated August 31, 2018; and in accordance with which a disposition of collateral took place on September 24, 2018 with the Seller providing the winning bid (the “UCC Sale”). A true and correct copy of the Notice of Disposition of Collateral and the Completion of Disposition of Collateral evidencing that the Seller acquired all right, title and interest in and to the collateral on September 24, 2018 are attached hereto as Exhibit “B” ; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell the certain assets of the Company that Seller has acquired as a result of the September 24, 2018 disposition of collateral (the “Assets”) to Hightimes, and Hightimes desires to purchase in Assignee’s name certain assets from Seller; such Assets are further described in Exhibit “C” attached hereto; and

WHEREAS, Assignee is a newly formed wholly-owned subsidiary of Hightimes formed for the sole purpose of acquiring the Assets referred to in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, as well as other good and valuable consideration, the adequacy of which is hereby acknowledged; subject to the terms and conditions contained in this Agreement, the parties hereto do hereby agree as follows:

1. Purchase of Assets. In consideration of the Purchase Price, Seller hereby sells, assigns, transfers, and conveys directly to Assignee, and as Hightimes/Assignee, hereby purchases from Seller, the Assets as set forth in Exhibit “C”.

2. No Assumption of Liabilities. Neither Assignee or Hightimes is assuming, and shall not be deemed to have assumed, any liabilities or obligations of Seller of any kind or nature whatsoever (whether contractual, statutory or otherwise).

3. Purchase Price, Payment and Allocation. The purchase price for the Assets shall be the sum of $560,000 (the “Purchase Price”). Such Purchase Price shall be payable by the issuance to the Seller at the Closing of a Secured Convertible Note of Assignee and Hightimes, as co-Makers, in the principal amount of $560,000, all as set forth in Exhibit “D” (the “Secured Convertible Note”).

4. The Secured Convertible Note shall be secured by a pledge of one thousand (1,000) shares of common stock, no par value, of Assignee, owned by Hightimes, representing 100% of the issued and outstanding capital stock of Assignee (the “Chalice Stock”) as set forth in the Pledge Agreement, by and between Hightimes and Seller, executed contemporaneously herewith. The Secured Convertible Note shall also be secured by a first priority lien on the Assets as set forth in the Security Agreement by and between Assignee and Seller, executed contemporaneously herewith.

5. The Closing. At the Closing, Hightimes and Assignee will deliver the Purchase Price and Seller will deliver to the Assignee a bill of sale to the Assets and such other transfer and assignment documents as may be reasonably required to effect the transfer to the Assignee of good and marketable title to the Assets.

6. Warranties and Representations of Seller. Seller hereby makes the following representations and warranties to Hightimes and Assignee, which representations and warranties are made for the express purchase of inducing Hightimes and Assignee to enter into this Agreement.

6.1 Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of California and has the power and authority to enter into this Agreement and the Exhibits hereto and to consummate all of the transactions contemplated hereby and thereby. All actions of Seller necessary for such execution, delivery and performance have been, or, as of the Closing Date, will have been duly taken.

6.2 Authorization. The execution and delivery of this Agreement to Hightimes and Assignee and the actions contemplated herein and in the Exhibits to this Agreement have been duly approved by all appropriate corporate action of Seller.

6.3 Required Consents and Approvals. Seller has obtained, or at Closing will have obtained, all governmental and other third-party consents or approvals required to consummate the transactions contemplated herein and in the Exhibits to this Agreement.

6.4 Title to Purchased Assets. It is understood and agreed that Seller acquired good and marketable title to the Assets by virtue of the UCC Sale. However, it is understood by Assignee and Hightimes, that some of the Assets are not currently in Seller’s possession and Seller has limited knowledge as to location of the Assets, and/or their fitness for any particular use. As such, except for Seller’s title to the Assets, the Seller is not making and has not at any time made any other warranties or representations of any kind or character, express or implied, with respect to the Assets, including but not limited to any warranties or representations as to merchantability or fitness for a particular purpose. Hightimes and Assignee have equal or superior knowledge with respect to the Assets and have full opportunity to conduct such inspections and investigations as they deem necessary or desirable to satisfy themselves as to the Assets and the acquisition of the Assets. Although Seller shall provide Hightimes and Assignee with all information in Seller’s possession concerning the Assets, Hightimes and Assignee hereby assume the risk that adverse matters including, but not limited to, latent or patent defects, adverse physical or other adverse matters, may not have been revealed by Hightimes and Assignee’s review and inspections and investigations. Hightimes and Assignee acknowledge and agree that upon closing, Seller shall sell and convey to Assignee and Assignee shall accept the Assets “as is, where is, with all faults.” Hightimes and Assignee also acknowledge that the purchase price reflects and takes into account that the Assets are being sold “as is, where is with all faults.” Notwithstanding the foregoing, Seller will cooperate with Hightimes and/or Assignee in obtaining turnover of the Assets and will execute any documents reasonably necessary to effectuate transfer of the Assets to Assignee. Seller is unaware of any liens or encumbrances that have attached to the Assets, or any of them.

6.5 Compliance With Applicable Laws. Seller has duly complied in all material respects with all applicable laws, rules, regulations, ordinances, and all judgments, orders, rulings, and decrees of all federal, state and local governmental authorities (collectively, “Laws”). Seller has not received notification of any asserted present or past failure to so comply with any Laws.

6.6 Litigation and Adverse Claims. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, pending or, to the knowledge of Seller, threatened against Seller or any of its shareholders, managers, employees or agents in their capacity as such, or any of its properties or businesses.

6.7 Restrictions on Transfer. Seller is not subject to any agreement, judgment or decree, restriction or instrument of any kind which would prevent the consummation of any of the transactions provided in this Agreement, terminate or modify any agreement to which Seller is a party, or prevent the execution of this Agreement.

7. Warranties and Representations of Assignee and Hightimes. Assignee and Hightimes hereby jointly and severally represent and warrant to Seller, which representations and warranties are made for the express purpose of inducing Seller to enter into this Agreement, that:

7.1 Assignee and Hightimes have full power and authority to execute, deliver and perform this Agreement and all action of Assignee and/or Hightimes necessary for such execution, delivery and performance will have been taken.

7.2 No consent of any federal, state, municipal or other governmental authority is required for the execution, delivery or performance of this Agreement by Assignee and/or Hightimes.

7.3 Except for the consent of ExWorks Capital Fund I, L.P. (“ExWorks”), which consent shall be obtained on or prior to Closing, no consent of any party to any contract or agreement to which Assignee or Hightimes is a party or that relates to any of the properties or assets of Assignee or Hightimes is required for the execution, delivery or performance of this Agreement.

7.4 Assignee’s and Hightimes’ decision to enter into this Agreement and the transactions contemplated hereby has been based solely on the independent evaluation and diligence by Assignee and/or Hightimes and their representatives, and, except as expressly provided in this Agreement, Seller is not in any way acting as surety or guarantor of the Assets hereunder. Except as set forth herein, no representations or warranties have been made to Assignee or Hightimes by the Seller, and in purchasing the Assets, neither Assignee nor Hightimes is relying upon any representations other than those specifically contained herein. Assignee and Hightimes further acknowledges that certain of the Assets specified on Exhibit C are not in the Seller’s possession and the Assignee may have to take actions to obtain possession of such Assets.

7.5 It is the parties intent for Seller to have a first priority security interest against 100% of the equity interest in Assignee. As such, Assignee agrees that it will not issue common shares to any other person or entity unless and until the Note is converted and/or paid in full.

8. Cooperation/Further Assurances of Seller. At the request of Assignee, Seller will deliver any instruments of transfer and take all reasonable action as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated by this Agreement,

9. Cooperation/Further Assurances of Assignee and Hightimes. At the request of Seller, Assignee and/or Hightimes shall take all steps necessary to grant Seller a first priority perfected security interests in the Chalice Stock and the Assets and to maintain said security interests as first priority liens.

10. Accountings. At the request of Seller, Assignee and/or Hightimes shall provide information concerning the financial condition of Assignee and/or Hightimes or information on the Assets as Seller may from time to time reasonably request; provided, that Seller shall not be entitled to receive from Hightimes any material non-public information including financial statements.

11. Indemnity.

11.1 Indemnification by Seller. From and after the Closing, Seller shall indemnify, hold harmless and defend Assignee and Hightimes and their directors, officers and employees from and against any claims, liabilities and expenses incurred by reason of (a) any breach or inaccuracy of a representation or warranty of Seller in this Agreement, (b) any failure by Seller to perform any covenant required to be performed by it pursuant to this Agreement, or (c) any liability or obligation of Seller arising out of or in connection with the ownership of the Assets arising on or before the Closing.

11.2 Indemnification by Assignee and Hightimes. From and after the Closing, Assignee and Hightimes shall indemnify, hold harmless and defend Seller from and against any claims, liabilities and expenses incurred by reason of (a) any breach or inaccuracy of a representation or warranty of Purchaser in this Agreement, or (b) any liability or obligation of Assignee or Hightimes arising out of or in connection with the ownership of the Assets arising after the Closing.

12. Notices. If any notification is required by law, such notification shall be deemed reasonable and properly given five days following deposit in the U.S. Mail or one day following deposit in a reputable overnight service postage prepaid, addressed to Seller at 1075 Valleyside Lane, Encinitas, CA 92024 or Assignee and Hightimes at 10990 Wilshire Blvd., Penthouse, Los Angeles, CA 90024 or at such other address as shall be given in writing by one party to the other.

13. Entire Agreement. This Agreement (including all exhibits attached hereto and all documents delivered as provided for herein) constitutes the entire agreement of the parties and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

14. Taxes. Each party represents that it is not aware of any transfer taxes in connection with the transactions contemplated hereby, and the parties agree that if any transfer taxes are assessed by any taxing authority, each party shall pay one-half (1/2) of the cost of any such transfer or similar taxes payable in connection with the sale, assignment, and transfer of the Acquired Assets.

15. Governing Law. This Agreement shall be interpreted and governed under the laws of the State of California. Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be brought in the State or Federal Courts located in the City and County of San Diego. The parties agree to submit to the jurisdiction of such courts. All parties hereto do hereby waive any right to trial by jury.

16. Successors or Assigns. The parties agree that this Agreement shall be binding on their respective successors and assigns, and that the term “Seller” and the term “Assignee and Hightimes” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, this Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature or an e-mail of a PDF signature which shall in all events have the same force and effect as original signatures.

18. Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

19. Invalidity of Particular Provisions. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein or this Agreement itself invalid.

20. Fees, Costs and Expenses. Unless specifically stated to the contrary in this Agreement, all expenses incurred in connection with consummation of the transactions contemplated by this Agreement shall be the sole responsibility of the party incurring such expenses. Such expenses shall include fees incurred for accountants, investment bankers, brokers and legal counsel in connection with preparation of this Agreement and consummation thereof.

21. Attorneys’ Fees. In any arbitration or court action between the parties to enforce this Agreement or the rights of the parties hereunder, the prevailing party in such action (as determined by the court) will be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Purchaser:
Chalice Holdings, Inc.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	CEO

Hightimes:
Hightimes Holding Corp.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	CEO

Seller:
Gemini Finance Corp.

By:	/s/ Steven Winters
Title:	Chief Executive Officer

Exhibit A

Note, Loan Agreement, Security Agreement

Exhibit A

Exhibit B

Notice of Disposition of Collateral and Related Documentation

Exhibit B

Exhibit C

Assets

1)	All inventory of Wisdom Apparatus and/or Chalice Festival USA (collectively “Chalice”), including any and all merchandise prepared for sale in connection with the Chalice Music Festival;

2)	All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any Organizational Documents, licenses, distribution and other agreements, computer software, computer software development rights, leases, franchises, customer lists, and income tax refunds;

3)	All accounts, including but not limited to any deposits paid to third party vendors/performers for services to be rendered at the Chalice Music Festival;

4)	All commercial tort claims, including but not limited to any causes of action against The Bureau of Cannabis Control and the city of Victorville in connection with cancellation of the Chalice Festival in 2018;

5)	All deposit accounts and all cash (whether or not deposited in such deposit accounts);

6)	All files, records, books of account, business papers, and computer programs;

7)	All Intellectual Property, including without limitation copyrights, patents, trademarks, tradenames, corporate names, company names, business names, fictitious business names, trade dress, trade secrets, service marks, logos, domain names, the Chalice Instagram handles, other source or business identifiers, all goodwill associated therewith, now existing or hereafter adopted or acquired, all rights to obtain any reissues, renewals or extensions of the foregoing, all licenses for any of the foregoing and all causes of action for infringement of the foregoing, including but not limited to any intellectual property related to Wisdom Apparatus, Happy Place Festival, Chalice Festival, and/or Chalice; and

8)	All products and proceeds of all of the foregoing Collateral set forth above.

Exhibit C

Exhibit D

Secured Convertible Note, Pledge Agreement and Security Agreement

Exhibit D